ADDENDUM TO
                              EMPLOYMENT AGREEMENT


     THIS ADDENDUM TO EMPLOYMENT AGREEMENT is made and entered into effective the 12th day of May, 1997, by and between FX ENERGY, INC., a Nevada corporation ("Employer"), and JERZY B. MACIOLEK ("Employee"), based on the following:

                                    PREMISES

     Employer and Executive entered into that certain Employment Agreement dated July 11, 1996 (the "Agreement"). The board of directors and Compensation Committee of the Employer have approved that, in addition to the compensation and benefits provided under the Agreement, in consideration of the continued employment of Employee by Employer, the Employer will provide an annual bonus of $100,000 in the form of a credit that may be used to exercise any options for the purchase of Employer's common stock held by Employee.

                                   AGREEMENT

     NOW, THEREFORE, based on the foregoing premises and for and in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

     1. Subparagraph (i) of section 5 shall be added to the Agreement as follows:

          On each of May 12, 1998, 1999, and 2000, Employer shall grant to Employee a bonus in the form of a $100,000 credit that may be applied by Employee at such time and in such amounts as Employee may determine, against the exercise of Employee's options to purchase Common Stock of Employer.

     2. Except as modified herein, the Agreement is hereby ratified and shall remain in full force and effect as provided therein.

     DATED year and date first above written.

                                    Employer:

                                          FX ENERGY, INC.


                                          By /s/ Andrew W. Pierce


                                    Employee:


                                          /s/ Jerzy B. Maciolek













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